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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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                                                            JURISDICTION OF
NAME OF SUBSIDIARY                                           ORGANIZATION
3-Gen Diagnostic Laboratories, Inc.                         Utah

A. Bernard Ackerman, M.D., Dermatopathology, P.C.           New York

AmeriPath 5.01 (a) Corporation                              Texas

AmeriPath Carrollton, Inc.                                  Georgia

AmeriPath Cincinnati, Inc.                                  Ohio

AmeriPath Cleveland, Inc.                                   Ohio

AmeriPath Consolidated Labs, Inc.                           Florida

AmeriPath Consulting Pathology Services, P.A.               North Carolina

AmeriPath Florida, Inc.                                     Florida

AmeriPath Indemnity, Ltd.                                   Cayman islands

AmeriPath Indiana, LLC                                      Indiana

AmeriPath Indianapolis, P.C.                                Indiana

AmeriPath Kentucky, Inc.                                    Kentucky

AmeriPath Lubbock 5.01(a) Corporation                       Texas

AmeriPath Marketing USA, Inc.                               Florida

AmeriPath Michigan, Inc.                                    Michigan

AmeriPath Milwaukee, S.C.                                   Wisconsin

AmeriPath Mississippi, Inc.                                 Mississippi

AmeriPath New England, Inc.                                 Delaware

AmeriPath New York, Inc.                                    Delaware

AmeriPath North Carolina, Inc.                              North Carolina

AmeriPath Ohio, Inc.                                        Delaware

AmeriPath PAT 5.01 (a) Corporation                          Texas

AmeriPath PCC, Inc.                                         Ohio

AmeriPath Pennsylvania, Inc.                                Pennsylvania

AmeriPath Philadelphia, Inc.                                New Jersey

AmeriPath Pittsburgh, P.C.                                  Pennsylvania
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                                                            JURISDICTION OF
NAME OF SUBSIDIARY                                           ORGANIZATION
AmeriPath San Antonio 5.0l(a) Corporation                   Texas

AmeriPath SC, Inc.                                          South Carolina

AmeriPath Severance 5.01 (a) Corporation                    Texas

AmeriPath Texas, LP                                         Delaware

AmeriPath Youngstown Labs, Inc.                             Ohio

AmeriPath Youngstown, Inc.                                  Ohio

AmeriPath, LLC                                              Delaware

AmeriPath, Wisconsin, Inc.                                  Wisconsin

Anatomic Pathology Services, Inc.                           Oklahoma

API No. 2., LLC                                             Delaware

Arizona Pathology Group, Inc.                               Arizona

Arlington Pathology Association 5.01(a) Corporation         Texas

Ben F Martin M.D., F.C.A.P., Inc.                           Mississippi

California Pathology Consultants of America, Inc.           Tennessee

Colorado Diagnostic Laboratory, LLC                         Colorado

Colorado Pathology Consultants, P.C.                        Colorado

Columbus Pathology Associates                               Mississippi

Consulting Pathologists of Pennsylvania, P.C.               Pennsylvania

CPA I, Inc.                                                 Tennessee

CPA II, Inc.                                                Tennessee

Dermatopathology of Wisconsin, S.C.                         Wisconsin

Dermatopathology Services, Inc.                             Alabama

Dermpath, Inc.                                              Delaware

DFW 5.01(a) Corporation                                     Texas

Diagnostic Pathology Management Services, Inc.              Oklahoma

Diagnostic Pathology Services, P.C.                         Oklahoma

Georgia Pathology Consultants of America, Inc.              Tennessee

Institute for Dermatopathology, P.C.                        Pennsylvania

J. David Smith, M.D., Inc.                                  Georgia

J.J. Humes, M.D. and Associates/AmeriPath, P.C.             Michigan
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                                                            JURISDICTION OF
NAME OF SUBSIDIARY                                           ORGANIZATION

Jeffrey R. Light, M.D., Inc.                                California

John H. Parker, Jr., M.D., F.C.A.P., Inc.                   Mississippi

Kailash B Sharma, M.D., Inc.                                Georgia

Katharine Liu, M.D., Inc.                                   Georgia

Kilpatrick Pathology, P.A.                                  North Carolina

NAPA 5.01(a) Corporation                                    Texas

Nuclear Medicine and Pathology Associates                   Georgia

Ocmulgee Medical Pathology Association, Inc.                Georgia

O'Quinn Medical Pathology Association, Inc.                 Georgia

Palms of Pasadena Pathology, Inc.                           Florida

Pathology Affiliated Services, Inc.                         Texas

Pathology Consultants of America, Inc.                      Tennessee

PathSOURCE, Inc.                                            Delaware

PCA of Columbus, Inc.                                       Tennessee

PCA of Denver, Inc.                                         Tennessee

PCA of Los Gatos, Inc.                                      Tennessee

PCA of Memphis, Inc.                                        Tennessee

PCA of Nashville, Inc.                                      Tennessee

PCA of St. Louis II, Inc.                                   Tennessee

PCA Southeast II, Inc.                                      Tennessee

PCA/APR Acquisition Corp.                                   Tennessee

Peter G. Klacsmann, M.D., Inc.                              Georgia

Rocky Mountain Pathology, L.L.C                             Utah

Sharon G. Daspit, M.D., Inc.                                Georgia

Shoals Pathology Associates, Inc.                           Alabama

Simpson Pathology 5.01(a) Corporation                       Texas

Strigen, Inc.                                               Utah

TlD Acquisition Corp.                                       Delaware

Tulsa Diagnostics, P.C.                                     Oklahoma
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                                                            JURISDICTION OF
NAME OF SUBSIDIARY                                           ORGANIZATION

TXAR 5.0L(A) CORPORATION                                    Texas
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